UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report

(Date of earliest event reported)

February 15, 2008

QUALITY SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

CALIFORNIA (State or other jurisdiction of incorporation)	0-13801 (Commission File Number)	95-2888568 (IRS Employer Identification Number)

18191 Von Karman, Suite 450

Irvine, California 92612

(Address of Principal Executive Offices)

(949) 255-2600

(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03   Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 15, 2008, in compliance with Nasdaq and DTC direct registration requirements, the Company’s Board of Directors amended Article V, Section 4 of its Bylaws to authorize uncertificated securities. Previously, the Bylaws did not address this topic.

The amendment replaces the first sentence of Article V, Section 4 with the following:

The shares of capital stock of the corporation shall be represented by a certificate, unless and until the Board of Directors of the corporation adopts a resolution permitting shares to be uncertificated as well. Notwithstanding the adoption of any such resolution providing for uncertificated shares, every holder of capital stock of the corporation theretofore represented by certificates and, upon request, every holder of uncertificated shares, shall be entitled to have a certificate for shares of capital stock of the corporation signed by, or in the name of the corporation by, (a) the Chairman of the Board, Chief Executive Officer, the President or any Executive Vice President, and (b) the Chief Financial Officer, the Secretary or an Assistant Secretary, certifying the number of shares owned by such stockholder in the corporation.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.	Not applicable.

(b)	Pro Forma Financial Information.	Not applicable.

(c)	Shell Company Transactions.	Not applicable.

(d)	Exhibits.

Exhibit No.	Description

3.1	Amended and Restated Bylaws of Quality Systems, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 19, 2008

QUALITY SYSTEMS, INC. By: /s/ Paul Holt —————————————— Paul Holt Chief Financial Officer

EXHIBITS ATTACHED TO THIS REPORT ON FORM 8-K

Exhibit

Number	Description

3.1	Amended and Restated Bylaws of Quality Systems, Inc.